Exhibit p.1
Form of
Investment Representation, Transfer and Market Stand-Off Agreement

To:	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Stifel, Nicolaus & Company, Incorporated
(collectively, the “Initial Purchasers”)
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

To:	Tortoise Capital Resources Corporation
c/o Tortoise Capital Advisors, LLC
10801 Mastin Boulevard, Suite 222
Overland Park, Kansas 66210
A.	REPRESENTATION AND TRANSFER

I.	The undersigned certifies that it is either a QIB (as defined) or an Accredited Investor (as defined):
(i)	For QIBs: The undersigned certifies that it is familiar with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and represents and warrants that:

(a)	it is a Qualified Institutional Buyer (“QIB”) as described in Annex A hereto;

(b)	as of , ,[1] the undersigned owned or invested on a discretionary basis $ [2] in eligible “securities” (as defined and calculated as set forth in Annex A);

(c)	if the undersigned decides to purchase Rule 144A securities for the accounts of others, it will only purchase Rule 144A securities for accounts that independently qualify as QIBs as defined in Rule 144A (unless the undersigned is an insurance company (as described in Annex A) and is purchasing for the account of one or more of its “separate accounts” (as defined in Annex A));

(d)	The undersigned has listed below those of its accounts that are QIBs and if the undersigned is an insurance company (as described in Annex A), those of its accounts that are separate accounts (as defined in Annex A), and for which it intends to purchase Rule 144A securities; the undersigned has accurately provided the information requested for each of the accounts listed below; and the undersigned agrees that any of the accounts listed below for which it purchases Rule 144A securities will be deemed to be a part of and subject to the representations contained in this certification; and

(e)	The undersigned’s current fiscal year ends on , ;
or
(ii)	For Accredited Investors: The undersigned certifies that it is familiar with Regulation D under the Securities Act, and represents and warrants that:

(a)	The undersigned is an Accredited Investor as defined in Rule 501(a)(3), (4), (5), (6), (7) or (8) under the Securities Act and has completed Annex B hereto indicating its qualifications thereby.

[1]	Insert a specific date on or since the end of the undersigned’s most recent fiscal year

[2]	The amount must be a specific amount in excess of $100 million or such lesser amount as contemplated by paragraph (b), (j) or (o) of Annex A.

II.	The undersigned certifies that it has read Annex C, “Restrictions on Sales of Book-Entry Securities Designated QIB/QP or 3(c)(7)” attached hereto, and the undersigned certifies that it is a “Qualified Purchaser” as defined in Section 2(a)(51) of, and the related rules under, the Investment Company Act of 1940, as amended, and the undersigned represents and warrants that (if the undersigned certifies that it is unable to make the representations and warranties contained in II(i), it should so indicate on the signature line below):
(i)	it is not a:
“dealer” described in (j) of Annex A that owns and invests on a discretionary basis less than $25,000,000 in eligible “securities” (excluding securities constituting the whole or part of an unsold allotment to or subscription as a participant in a public offering);
“plan” described in (f) or (g) of Annex A or a “trust fund” described in (h) of Annex A;
(ii)	the undersigned has indicated with a check mark each of the sub-accounts listed below which can independently make each of the representations and warranties in this Section II. If the undersigned decides to purchase securities designated QIB/QP or 3(c)(7) for the accounts of others, it will only purchase for accounts which are checked below, and those accounts will be deemed to make the representations and warranties in I(i) and this Section II. (An insurance company may purchase for one or more of its separate accounts, without regard to whether the account could independently make those representations and warranties);

(iii)	it is not an entity that was formed for the specific purpose of investing in Section 3(c)(7) securities (or if it was formed for such purpose, then each beneficial owner of its securities is a QP);

(iv)	it is not an entity that was formed or is operated as a device for facilitating individual investment decisions of its participants or securityholders;

(v)	if it was formed prior to April 30, 1996 and is an investment company excepted from the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof, then its treatment as a Qualified Purchaser has been consented to (in the manner required by Section 2(a)(51)(C) of the Investment Company Act and rules thereunder) by its beneficial owners who acquired their interests on or before April 30, 1996; and

(vi)	except as set forth in (ii) above, it will not hold Section 3(c)(7) securities for the benefit of any other person, and it will not sell participation interests in the securities to any other person or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the securities.
The undersigned is aware that the registrar and transfer agent for the Company’s common shares, par value $.001 (the “Common Shares”), and warrants (the “Warrants”) will not be required to accept for registration of transfer the Common Shares and the Warrants acquired by the undersigned except upon presentation of evidence satisfactory to the Company and the transfer agent that the transferee would satisfy the definition of a “qualified purchaser.” The undersigned is also aware that any certificates representing Common Shares and Warrants will bear a legend reflecting the substance of this paragraph.
III.	The undersigned hereby acknowledges and agrees that none of its assets consist of assets of an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), whether or not subject to Title I of ERISA or Section 4975 of the Code, including without limitation, public and private employee benefit plans, IRAs, Keoghs, church plans, and entities which hold, or are deemed to hold, such assets under the Department of Labor Regulations at 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulations”). The undersigned understands and acknowledges that it cannot make a transfer to any party unless the foregoing representation is made by such party. The undersigned is aware that the registrar and transfer agent for the Common Shares and the Warrants will not be required to accept for registration of transfer of the Common Shares and the Warrants acquired by the undersigned, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing representation would be complied with upon any such transfer; provided that completing and executing a copy of this Agreement and furnishing it to the Company shall satisfy such requirement. The undersigned is also aware that any certificates representing Common Shares and Warrants will bear a legend reflecting the substance of this paragraph.

IV.	The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and in the Common Shares and the Warrants. The undersigned recognizes that an investment in the Company involves a high degree of risk.

V.	The undersigned is acquiring the Common Shares and the Warrants for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling the Common Shares or the Warrants in violation of the Securities Act.

VI.	The undersigned is aware that the undersigned must bear the economic risk of the undersigned’s investment in the Company for an indefinite period of time because the Common Shares and the Warrants have not been registered in the United States under the Securities Act, or under the securities laws of any state, and therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available. Further, the undersigned understands that only the Company can take action to register the Common Shares and the Warrants and that the only obligations the Company has undertaken to register the Common Shares and the Warrants are set forth in the registration rights agreement to be entered into between the Company and the initial purchasers/placement agents as described in the Offering Memorandum (as defined below). The undersigned also understands that the Company has no obligation to assist in obtaining any exemption(s) from registration.

VII.	The undersigned has received a copy of the Offering Memorandum dated December 5, 2005 (the “Offering Memorandum”) and any amendments or supplements thereto, and has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents, and has been given the opportunity to meet with representatives of the Company and to have them answer any questions regarding the terms and conditions of this particular investment, and all such questions have been answered to the undersigned’s full satisfaction. The undersigned has received all information regarding the financial condition and the proposed business and operations of the Company or otherwise that the undersigned has requested in order to evaluate its investment in the Company.

VIII.	The undersigned has not relied on the Initial Purchasers or any person affiliated with the Initial Purchasers in connection with the undersigned’s investigation of the accuracy of any information or the undersigned’s investment decision.

IX.	The undersigned hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the undersigned hereby represents, warrants and agrees that to the best of the undersigned’s knowledge based upon reasonable diligence and investigation:
(i)	no consideration that the undersigned has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and

(ii)	no consideration that the undersigned has contributed or will contribute to the Company shall cause the Company or any officer or director of the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.
The undersigned agrees to provide the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. The undersigned understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the sale of the undersigned’s Common Shares and Warrants. The undersigned further understands that the Company may release confidential information about the undersigned, and, if applicable, any underlying beneficial ownership, to proper authorities if the Company, in its sole discretion, determines that it is the best interests of the Company in light of relevant laws, rules and regulations concerning money laundering and similar activities.
X.	The undersigned further hereby acknowledges and agrees that until such time as the Company files an election to be regulated as a business development company under the Investment Company Act of 1940 (the “’40 Act”) or otherwise becomes a registered investment company pursuant to the ‘40 Act (any such event constituting a “’40 Act Event”), the undersigned shall not sell or transfer its Common Shares or Warrants to any transferee until such time as such transferee makes the representations and warranties contained herein and agrees to be governed by the provisions hereby; provided that completing and executing a copy of this Agreement and furnishing it to the Company shall satisfy such requirement. Moreover, the undersigned acknowledges that any sale or transfer of the Company’s Common Shares or Warrants in the absence of complying with the preceding sentence is prohibited and any such transfer shall be deemed null and void by the Company.

XI.	Notwithstanding the foregoing, until such time as the undersigned’s Common Shares or Warrants are registered under the Securities Act, such Common Shares or Warrants may only be transferred in a transaction that is exempt from registration under the Securities Act and the applicable securities laws of other jurisdictions and the undersigned acknowledges that any transfer of its Common Shares or Warrants of the Company can only be made in accordance with the Securities Act or in accordance with a valid exemption thereunder. To the extent that such Common Shares or Warrants are not purchased on The PORTALSM Market, the undersigned shall not sell or transfer its Common Shares or Warrants to any transferee until such time as such transferee makes the representations and warranties contained in paragraph I herein and agrees to be governed by the provisions hereby; provided that completing and executing a copy of this Agreement and furnishing it to the addressees hereto shall satisfy such requirement and provided that the transferee acknowledges the following by executing a copy of this Agreement:
THE COMMON SHARES AND THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE COMMON SHARES AND THE WARRANTS MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THE COMMON SHARES AND THE WARRANTS, BY ITS ACCEPTANCE OF THE COMMON SHARES AND THE WARRANTS, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH COMMON SHARES OR WARRANTS, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF THE INITIAL SALE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF ANY SUCH COMMON SHARES OR WARRANTS (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE COMMON SHARES AND THE WARRANTS MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE COMMON SHARES AND THE WARRANTS ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) TO OTHER INVESTORS WITH RESPECT TO WHICH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER IN EACH OF THE FOREGOING CASES, TO REQUIRE DELIVERY BY THE TRANSFEROR TO THE TRANSFER AGENT OF APPROPRIATE CONFIRMATION OF THE FOREGOING.
XII.	Notwithstanding anything herein, this Agreement shall be modified so as to delete: (a) following a ‘40 Act Event, paragraphs II and X and any transferee shall be required to comply solely with all other items of this Section A and Section B below, (b) following such time as the Common Shares constitute “publicly offered securities” under the Plan Asset Regulations, paragraph III and any transferee shall be required to comply with all other items of this Section A and Section B below, and (c) following such time as the Common Shares and the Warrants shall have been registered pursuant to an effective registration statement under the Securities Act, paragraphs I, V and XI and any transferee shall be required to comply with all other items of this Section A and Section B below. In case of any modification of this Agreement pursuant to clause (a), (b) or (c) of this paragraph, the Company shall either post such information on its website or it shall provide written notice that such an event has occurred to all holders of its Common Shares and Warrants. Subject to any modifications as a result of this paragraph XII, any transferee of Common Shares or Warrants shall be required to execute and agree to the provisions contained herein and to make such representations and warranties as are applicable hereunder.

XIII.	The undersigned agrees to promptly advise the Company (c/o Tortoise Capital Advisors, LLC at 10801 Mastin Boulevard, Suite 222, Overland Park, Kansas 66210) if, after giving effect to paragraph XII, any of the representations or warranties in this certificate relating to it or any identified accounts ceases to be true.

B.	MARKET STAND-OFF
The undersigned hereby agrees that it shall not, to the extent requested by the Company or an underwriter or proposed underwriter of securities of the Company, without the prior written consent of the Company and such underwriter(s), directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (including the Warrants), whether now owned or hereafter acquired by the undersigned (excluding Common Shares acquired in an initial public offering or acquired in the open market following such initial public offering) or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise sell (other than in any such case to bona fide donees of the undersigned, in each case, who agree to be similarly bound by completing and executing a copy of this Agreement and furnishing it to the Company at the above address or via fax to: (913) 981-1021) within the ninety (90) days following the effective date of a registration statement with respect to an initial public offering of the Company’s equity securities filed under the Securities Act (an “IPO Registration Statement”).
In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section B and to impose stop transfer instructions with respect to the Common Shares and the Warrants of the undersigned (and the securities of every other person subject to the foregoing restriction) until the end of such period. The provisions of this Section B shall remain in full force and effect for all holders of the Common Shares and the Warrants until such time as a holder receives common shares and warrants pursuant to a valid registration statement under the Securities Act of 1933.
The foregoing covenant shall be for the benefit of the Company as well as for the benefit of any underwriter retained by the Company in connection with an initial public offering of the Company’s shares.

Dated:	,

Name of Institution

By: [3]

Name of Contact at Above Institution for
Questions and Updates

Mailing Address	Title of Executive Officer[4]

Telephone Number	Account Number
List of Accounts and Sub-Accounts (other than Separate Accounts of an Insurance company)
(attach separate sheet as necessary)

Name of Entity	Account Number	XCheck Box if Applicable, see II(ii) Above

☐

☐

☐
(List of Separate Accounts of an Insurance company)
(attach separate sheet as necessary)

Name of Entity	Account Number

3	If the undersigned is unable to make the representations and warranties contained in II(i), it should clearly so state below the signature line.

4	Certification must be signed by the institution’s chief financial officer or another executive officer, except that if the institution is a member of a “family of investment companies,” the certification must be signed by an executive officer of such institution’s investment adviser.

ANNEX A
I.	Rule 144A provides that a “Qualified Institutional Buyer” (“QIB”) can be any of the following institutions, provided that such institution owns and/or invests on a discretionary basis at least $100 million in eligible “securities” (defined in II below).
(a)	an insurance company as defined in Section 2(13) of the Securities Act of 1933 (the “Act”);

(b)	an investment company registered under the Investment Company Act of 1940, acting for its own account or for accounts of other QIBs that are part of a family of investment companies (as defined in Rule 144A) which family of investment companies owns in aggregate at least $100 million in eligible securities;

(c)	an investment adviser registered under the Investment Advisers Act of 1940;

(d)	a corporation (other than a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution referenced in Section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution);

(e)	a partnership or Massachusetts or similar business trust;

(f)	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

(g)	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

(h)	any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (f) or (g) above, except trust funds that include as participants individual retirement accounts or H.R. 10 plans.

(i)	a not-for-profit organization described in Section 501(c)(3) of the Internal Revenue Code;

(j)	a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a dealer only is required to own and/or invest at least $10 million in eligible “securities,” excluding securities constituting whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering);

(k)	a bank as defined in Section 3(a)(2) of the Act, a savings and loan association or other institution as referred to in Section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it, and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements;

(l)	a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

(m)	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(n)	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

(o)	any entity, all of the equal owners of which are QIBs.
II.	Eligible “Securities” — in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity, the following instruments and interests shall be excluded: securities issued by issuers that are affiliated with the purchaser or, if the purchaser is an investment company, are part of that purchaser’s “family of investment companies”; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps.

The value of eligible securities must be calculated based on cost (or on the basis of market value if the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published).
In determining the aggregate amount of securities owned by an entity and invested on a discretionary basis, securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under Section 13 or 15(d) of the Securities Exchange Act of 1934, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in consolidated financial statements of another enterprise.
III.	“Separate account” for purposes of this certification means a separate account as defined by Section 2(a)(37) of the Investment Company Act of 1940 that is neither registered under Section 8 of such Act nor required to be so registered.

ANNEX B
Accredited Investor Status for Individual Investors and Certain Investors that are Entities
(Please check all applicable boxes):

☐ (1)	I am a director, executive officer or general partner of the issuer of the securities being offered or sold, or a director, executive officer or general partner of a general partner of that issuer; or

☐ (2)	I am a natural person whose individual net worth or joint net worth with my spouse, at the time of purchase, exceeds $1,000,000; or

☐ (3)	I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year; or

☐ (4)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed by the specific purpose of acquiring the Common Shares and Warrants, with total assets in excess of $5,000,000; or

☐ (5)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares or the Warrants, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

☐ (6)	An entity in which all of the equity owners are accredited investors.
If other than natural person, check one: If Joint Ownership, check one:

☐ General Partnership	☐ Joint Tenants w/Rights of Survivorship
☐ Limited Partnership	☐ Tenants-in-Common
☐ Corporation	☐ Community Property
☐ Limited Liability Company
☐ Subchapter S Corporation
☐ “Grantor” Trust
☐ Trust
☐ Estate

ANNEX C
Restrictions on Sales of Book-Entry Securities
Designated QIB/QP or 3(c)(7)
The Investment Company Act of 1940, as amended (the “Investment Company Act”) requires that all holders of the outstanding securities of an issuer relying on Section 3(c)(7) (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons) be “qualified purchasers” (“QPs”) as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules. Under the rules, the issuer or an agent acting on its behalf must have a “reasonable belief” that all holders of its outstanding securities (or, in the case of a non-U.S. issuer, all holders that are U.S. Persons), including transferees, are QPs. Consequently, all sales and resales of the securities (or, in the case of non-U.S. issuers, all sales and resales in the United States or to U.S. Persons) must be made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), solely to purchasers that are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A and are also QPs (“QIB/QPs”). Each purchaser of a security designated QP or 3(c)(7) will be deemed to represent at the time of purchase that: (i) the purchaser is a QIB/QP; (ii) the purchaser is not a broker-dealer which owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers; (iii) the purchaser is not a participant-directed employee plan such as a 401(k) plan; (iv) the QIB/QP is acting for its own account, or the account of another QIB/QP; (v) the purchaser is not formed for the purpose of investing in the issuer; (vi) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denomination of securities; and (vii) the purchaser will provide notice of the transfer restrictions to any subsequent transferees.
A “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act is (i) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted under section 3(c)(7) with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the Commission; (ii) any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for 2 or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (iii) any trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii), or (iv); or (iv) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.